UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 18, 2007

CARNIVAL CORPORATION (Exact name of registrant as specified in its charter)	CARNIVAL PLC (Exact name of registrant as specified in its charter)

Republic of Panama (State or other jurisdiction of incorporation)	England and Wales (State or other jurisdiction of incorporation)

1-9610 (Commission File Number)	1-15136 (Commission File Number)

59-1562976 (I.R.S. Employer Identification No.)	98-0357772 (I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America (Address of principal executive offices) (Zip code)	Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom (Address of principal executive offices) (Zip code)

(305) 599-2600 (Registrant’s telephone number, including area code)	011 44 20 7940 5381 (Registrant’s telephone number, including area code)

None (Former name or former address, if changed since last report)	None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2007, Peter Ratcliffe, CEO of P&O Princess Cruises International, and a member of the Boards of Directors of Carnival Corporation and Carnival plc notified Carnival Corporation and Carnival plc that he will retire as CEO of P&O Princess Cruises International effective March 6, 2008. Effective immediately, David Dingle has been promoted to CEO of Carnival UK with responsibility for the company’s British brands - P&O Cruises, Ocean Village and Cunard Line. He also has been appointed chairman of the Carnival plc Management Committee with responsibility for P&O Cruises Australia. Alan Buckelew, the current president of Princess Cruises, has also been promoted to CEO of Princess Cruises, effective immediately. The promotions of Messrs. Dingle and Buckelew are effective as of June 21, 2007, although Mr. Ratcliffe will stay on to assist and advise through the March 2008 transition period. Mr. Ratcliffe will continue to serve on the Boards of Directors of Carnival Corporation and Carnival plc.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated June 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC
/s/ Arnaldo Perez		/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel and Secretary	Title:	Senior Vice President, General Counsel and Secretary

Date:	June 22, 2007	Date:	June 22, 2007

EXHIBIT LIST

Exhibit	Description
99.1	Press release, dated June 21, 2007.